UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SYNCHRONOSS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1594540
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Crossing Boulevard Bridgewater, New Jersey	08807
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.375% Senior Notes Due 2026	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-248133

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the 8.375% Senior Notes Due 2026 (the “Senior Notes”) of Synchronoss Technologies, Inc. (the “Company”). For a description of the Senior Notes, reference is made to (i) the information under the heading “Description of the Debt Securities and Guarantees” in the Company’s shelf registration statement on Form S-3 (Registration No. 333-248133) filed on August 19, 2020 with the Securities and Exchange Commission (the “Commission”), which was automatically effective upon filing and (ii) the information under the heading “Description of the Notes” included in the Prospectus Supplement with respect to the Senior Notes, filed with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Securities Act on June 29, 2021, which information is incorporated herein by reference.

Item 2. Exhibits.

4.1	Base Indenture, dated as of June 30, 2021, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 30, 2021).

4.2	First Supplemental Indenture, dated as of June 30, 2021, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 30, 2021).

4.3	Form of 8.375% Senior Notes Due 2026 (included as Exhibit A to Exhibit 4.2 above).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

June 30, 2021	SYNCHRONOSS TECHNOLOGIES, INC.

	By:	/s/ Jeffrey Miller
		Name:	Jeffrey Miller
		Title:	Chief Executive Officer & President